EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Zix Corporation Registration Statement (Form S-8) pertaining to the Zix Corporation 2004 Stock Option Plan and Zix Corporation 2004 Directors’ Stock Option Plan of our report dated March 12, 2004, with respect to the consolidated financial statements of Zix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
May 13, 2004